                                                                   Exhibit 24.1

                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints C. L. Whitehill, Joe R. Lee and Clarence Otis, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the Darden Restaurants, Inc. Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Signature                                     Title                                      Date
          ---------                                     -----                                      ----
/s/Joe R. Lee                           Director, Chairman of the Board and                  December 3, 1998
-------------------------------         Chief Executive Officer
Joe R. Lee

/s/Clarence Otis, Jr.                   Senior Vice President-Finance and Treasurer          December 3, 1998
-------------------------------
Clarence Otis, Jr.

/s/Linda J. Dimopoulos                  Senior Vice President-Corporate Controller           December 2, 1998
-------------------------------         and Business Information Systems
Linda J. Dimopoulos

/s/H. B. Atwater                        Director                                             December 8, 1998
-------------------------------
H. B. Atwater

/s/Bradley D. Blum                      Director                                             December 10, 1998
-------------------------------
Bradley D. Blum

/s/Daniel B. Burke                      Director                                             December 3, 1998
-------------------------------
Daniel B. Burke

/s/Odie C. Donald                       Director                                             December 1, 1998
-------------------------------
Odie C. Donald

/s/Richard E. Rivera                    Director                                             December 4, 1998
-------------------------------
Richard E. Rivera

/s/Michael D. Rose                      Director                                             December 1, 1998
-------------------------------
Michael D. Rose


/s/Maria A. Sastre                      Director                                             December 8, 1998
-------------------------------
Maria A. Sastre

/s/Jack A. Smith                        Director                                             December 4, 1998
-------------------------------
Jack A. Smith

/s/Blaine Sweatt, III                   Director                                             December 7, 1998
-------------------------------
Blaine Sweatt, III
